                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 20, 2001
                                                ---------------------------

                          PROFILE TECHNOLOGIES, INC.
                          ---------------------------
               (Name of registrant as specified in its charter)

           Delaware                       0-21151                91-1418002
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          file number)         Identification No.)

                              1077 Northern Blvd.
                            Roslyn, New York 11576
                 --------------------------------------------
                   (Address of principal executive offices)
                                  (Zip Code)

Registrant's telephone number, including area code:  (516) 365-1909
                                                     --------------
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Item 5.   Other Events
          ------------

Special Note Regarding Forward-Looking Statements

     Some of the statements under "Description of Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this Report and in the Company's periodic filings with the Securities and Exchange Commission constitute forward-looking statements. These statements involve known and unknown risks, significant uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this Report.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates." "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company will obtain or have access to adequate financing for each successive phase of its growth, that the Company will market and provide products and services on a timely basis, that there will be no material adverse competitive or technological change in condition of the Company's business, that demand for the Company's products and services will significantly increase, that the Company's executive officers will remain employed as such by the Company, that the Company's forecasts accurately anticipate market demand and that there will be no material adverse change in the Company's operations, business or governmental regulation affecting the Company or its customers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

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                           PROFILE TECHNOLOGIES, INC.

                           DESCRIPTION OF THE COMPANY

Business of the Company

Introduction.

     Since its inception in 1988, Profile Technologies, Inc. (the "Company"), a Delaware corporation, has been engaged in the business of researching and developing a high speed scanning process, which is nondestructive and noninvasive, to remotely test buried and insulated pipelines for corrosion. The Company's electromagnetic wave inspection process, referred to as Profile's Inspection EMW/sm/" or "EMW," is a patented process of analyzing the waveforms of electrical impulses in a way that extracts point-to-point information along a segment of pipeline to illustrate the integrity of the entire pipeline. This process involves sending an electrical pulse along the pipe being tested from each of two locations toward varying intersecting locations between the two locations. At least one of the modified pulses is analyzed to determine whether an anomaly exists at the intersecting location.

     This process is designed to detect external corrosion on pipelines without the need for taking the line out of service, physically removing insulation or visually inspecting the outside of the pipe for corrosion. Often the Company can inspect a pipeline by using various access points to the pipeline that already exist for other reasons. Where such access is not already available, the Company's technology permits inspection of pipelines with only a very minimal amount of disturbance to the coating or insulation that is present on the pipeline. Finally, the Company's technology permits an inspection of the entire pipeline, as opposed to other technologies which only conduct inspections at the points selected for the testing.

     Common forms of pipeline corrosion are localized corrosion of carbon steel and chloride stress corrosion cracking of stainless steel. Refineries, chemical plants, utilities, natural gas transmission companies and the petroleum industry have millions of miles of pipeline, and much of this pipeline is exposed to harsh and severe environments. As a result, there is an on-going effort by these industries to ensure that the quality of the pipe meets standards set by regulatory bodies and the industry to protect operating personnel and the environment.

     While the Company continues to develop and refine its EMW process, the technology has evolved to the point where it is now being commercially used to test natural gas pipelines and pipelines in the oil refinery and petrochemical industry. In the summer of 1998, the Company completed its first commercial contract on the North Slope of Alaska, testing approximately 100 road and caribou crossings on British Petroleum pipelines under a contract with ASCG Inspection, Inc. The contract was completed ahead of schedule and under budget.

     In the summer of 1999, the Company followed up its initial North Slope work with a larger contract with another large multi-national oil company to test approximately 250 below grade pipes. During the summer of 2000, the Company expanded its efforts on the North Slope yet again, testing a total of 372 below ground pipes. The Company anticipates returning to the North Slope in

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May 2001.

     Having successfully employed the Company's technology in a commercial setting, the Company intends to expand its marketing efforts to include 1) natural gas distributors and transmission companies, 2) oil refineries and petrochemical plants and 3) oil and gas producers, throughout the United States. The Company has successfully demonstrated its technology in commercial arrangements with seven refinery and chemical plant operators, two pipeline companies, and two natural gas distributors. As the Company has addressed only a fraction of the potential market for its services, efforts are underway to expand the Company's customer base significantly.

     Negotiations are currently underway to perform work at numerous locations for other refineries, chemical manufacturers, gas and oil transmission companies and natural gas distributors in the United States. However, there can be no assurance that any of these negotiations will lead to additional commercial contracts. The Company has also considered seeking to obtain contracts for its services outside of the United States. Any foreign work depends upon the availability of funds necessary to successfully demonstrate the technology abroad. Licensing agreements and value-added reseller agreements are being considered as a low-cost way to extend Profile's technology to countries other than the United States.

Pipeline Corrosion

     A combination of federal, state, local and industry jurisdictions combine to regulate corrosion protection. The U.S. Department of Labor, operating through the Occupational Safety and Health Administration has jurisdiction over numerous plants and facilities containing corrosion protected pipeline that, if breached, could cause serious bodily injury or death to on-site workers. In addition, the American Petroleum Institute has promulgated a comprehensive Piping Inspection Code which requires that extensive corrosion testing be done by all members (which includes the vast majority of the petroleum and petrochemical industries). As a result of extensive regulation and testing requirements, the industry is faced with the requirement to engage in extensive testing for corrosion. In 1993, the American Petroleum Institute imposed even stricter test standards regarding the problem of corrosion under the insulation on pipelines. When pipeline is uninsulated and above ground, external corrosion can be identified visually. The petroleum and other related industries, however, insulate much of their piping to conserve energy and to prevent injury to personnel from high temperature levels on the pipelines. As soon as piping is insulated, a very complex situation is created. Corrosion can occur underneath the insulation due to moisture or corrosive products that find their way through broken or poorly sealed insulation. This corrosion under insulated pipelines is very difficult and costly to locate. In the past, testing for this problem had been on a limited sample basis and relied upon inspection processes that were very cumbersome and costly.

     Two prevalent testing methods used to detect corrosion under insulated pipelines are X-ray and eddy current methods, which are methods of detecting defects in pipe by analyzing visual image and decay. After physically stripping away coating for visual inspection, depth gauges, ultrasonics and X-ray are then used to determine the severity of corrosion on questionable pipe.

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However, the stripping of insulation to determine corrosion is a costly testing method for the industry because it often involves the assembly of scaffolding for testing otherwise inaccessible above ground pipe (particularly in refineries and petrochemical plants) or an actual dig-up on below ground pipe. The Company's technology enables it to test pipe segments in a refinery setting for a distance up to three hundred feet and to use "cherry pickers" instead of costly scaffolding.

     Corrosion on insulated pipelines presents a very complicated testing problem because corrosion cannot be easily identified by statistical sampling. If, for example, a segment of pipe has a small insulation part removed every ten feet and is visually inspected using eddy current or x-ray techniques, there is no statistical basis to assume that the external condition of the piping between the removed insulation parts is good or bad. The American Petroleum Institute testing standard adopted in 1993, in essence, mandates either stripping even larger amounts of coating or using an alternate system that will identify corrosion under the insulation without stripping the coating on suspected and unsuspected pipe. Because of the enormous cost involved in using the stripping and visual testing process, the Company believes that, the industry will be receptive to an alternate testing system that is reliable and less costly. The Company believes that its EMW process provides an alternate testing system that could be widely accepted by the Industry. However, while the Company has obtained some commercial contracts and prospects for expanded commercial contracts in the future appear good, there can be no assurance that such acceptance will continue to grow.

Profile's EMW Inspection Technology

     The Company has developed two basic EMW inspection techniques, namely, Dual Pulse or Pulse Propagation Analyzer and Single-Pulse or Calibration Mark Z. For above-grade piping, the Company uses both the Dual-Pulse and CBZ to determine the condition of a given pipe segment in the open field as well as in a refinery, chemical plant or power plant setting. For below-grade piping under streets and road crossings, the Company uses only the Single Pulse technique. The results of these two basic techniques provide an assessment of the overall integrity of the pipe in question and the location and classification of electromagnetic anomalies which, in most instances, are related to external corrosion.

     The Dual-Pulse Technique

     The Dual Pulse process extracts corrosion related information from segments of both accessible and inaccessible pipelines underneath the entire insulation barrier by analyzing the intersection of two electrical current pulses traveling in opposite directions along the pipeline. This corrosion related information is extracted without the need for removing the insulation protecting the pipeline. The Company established by laboratory and field testing that the electrical response, called characteristic transfer function ("CTF"), of two intersecting pulses traveling along the pipeline is uniquely defined with location specific information that relates to the integrity of the pipeline at the point of intersection. Constructive interference occurs when the two current impulses run into and interfere with each other at the point of intersection on a pipeline. The CTF is determined, not only by the nature and characteristics of the original pulses, but by the physical characteristics of the pipeline segment in its environment at the point of intersection.

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     The EMW process was developed to evaluate the condition and integrity of pipelines. Electro-magnetic pulses are applied at both ends of the pipe segment being tested. Under computer control, the timing of the pulses is controlled so that the intersection point of the two pulses moves sequentially from one end of the pipe to the other end. A unique CTF is obtained for each intersection point of the pipeline segment being tested on some predetermined interval; such as, in one foot intervals. When this data is geophysically displayed, it provides a visual display of data related to the physical condition of the pipe at each point of intersection. Information can also be derived using the EMW process to determine the condition of the coating and the effectiveness of the existing corrosion protection system that is being used to protect each point of intersection. Where there are indications of problems, closer interval inspection can be performed and/or one of the other location specific processes used in the industry may be utilized before the insulation is removed to inspect the pipe condition.

The Single-Pulse Technique

     The technique of Single-Pulse technique requires fixing the source location in one end of the pipe segment in question and stepping the receiver generally at an equal incremental distance from the source across the segment. From the characteristics of the electromagnetic waves as a result of wave propagation, attenuation, and dispersion, the Company determines whether electromagnetic anomalies exist, as in the case of the Dual-Pulse technique.

     As simple as the concept may appear, the EMW process is not intuitively obvious. The petroleum industry has spent large sums trying to solve the problem of finding corrosion under insulation. Correlating pipeline corrosion information using the Company's technology requires a combination of state-of-the-art instrumentation plus an understanding of the physical phenomena that are being measured. Although the principles of the EMW process are simple to explain, management believes that the measurement and analysis of the effect are pushing the leading edge of technology.

     The Company believes that its technology has at least two significant competitive advantages. First, its technology can inspect certain pipelines that are inaccessible to other testing methods. Second, with respect to insulated, coated, encased or buried facilities that are accessible to other inspection technologies, because the Company's technology does not require the removal of such insulation, coatings or encasements or pipeline excavation as a prerequisite to testing, it has a much lower cost of site preparation and, therefore, a significant cost advantage over other technologies. Research and development efforts will continue in the development of new applications for the Company's technology and to develop new products for the petroleum industry and other industries.

Sales and Marketing

     The Company's sales and marketing strategy includes positioning the Company's EMW as the method of choice to detect pipeline corrosion where the pipelines are either inaccessible to other inspection tools or much more costly to inspect with tools other than Profile's EMW inspection technology. These facilities are found commonly in refinery and chemical plants (such as insulated, overhead pipes) natural gas distribution systems (such as pipes buried in city streets) and natural gas transmission systems (such as road, bridge and stream crossings and concrete-encased pipes). The Company intends to emphasize the reliability of its testing method, the flexibility of the method's application and its cost effectiveness.

     The Company relies upon several employees, including the Chief Executive Officer, the Chief Operating Officer and the Vice President - Field Operations, for the Company's sales functions. The Company had historically concentrated its marketing efforts on the integrated oil company market in the North Slope of Alaska. In fiscal 2000, more than 90 percent of the company's revenues were attributable to the oil and gas production segments of the oil company market.

     After the completion of various tests of the Company's technology and the introduction of that technology in the North Slope of Alaska, the Company intends to increase its marketing efforts to include three specific industries throughout the United States.

     The Company believes that the natural gas distribution and transmission industry presents a significant opportunity for marketing the Company's technology. There are millions of miles of metal pipelines, including older pipe beneath paved city streets that is difficult to inspect. The Company believes that its technology can provide a commercially feasible solution to testing these pipes, and is currently engaged in proving its technology to a large gas distribution company.

     The Company has also begun focusing marketing efforts on pipeline testing in oil refineries and petrochemical plants. The Company has completed inspections and demonstrations in seven refineries and petrochemical plants during the last two fiscal years, and believes that its technology could now be successfully introduced to a much larger cross-section of this industry segment. There are more than 170 refineries and even more petrochemical plants in the United States. The Company believes that its technology has a distinct competitive advantage in these industries because the EMW process can access and inspect pipelines through access plugs initially installed in the insulation on such pipelines and the Company has successfully inspected such pipelines through three inches of insulation without removal.

     Finally, the Company intends to begin marketing its technology to certain manufacturing plants which have steam and hot water pipes that are insulated.

Patents, Intellectual Property and Licensing

     The Company pursues a policy of generally obtaining patent protection both in the United States and abroad for patentable subject matter in its proprietary technology. As of June 30, 2000, the Company had eight issued U.S. patents, seven issued foreign patents, nine U.S. patent applications pending, six foreign patent applications pending and three patent applications filed under the patent cooperation treaty which enables the Company to file additional foreign patent applications in the future.

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     The Company's success depends in large part upon its ability to protect its process and technology under United States and international patent laws and other intellectual property laws. U.S. patents have a term of 17 years from date of issuance or, for more recently filed patent applications, 20 years from the filing of such applications, and patents in most foreign countries have a term of 20 years from the proprietary filing date of the patent application.
The first U.S. patent was issued in 1990, three patents were issued in 1993, one patent was issued in 1998 and two patents were issued in 2000.

     The Company believes that it owns and has the right to use or license all proprietary technology necessary to license and market its process under development. The Company is not aware of the issuance of any patents or the filing of any patent applications which relate to processes or products which utilize the Company's proprietary technology in a manner which could be similar to or competitive with the Company's products or processes. The Company has no knowledge that it is infringing any existing patent such that it would be prevented from marketing or licensing products or services currently being developed by the Company.

     The Company may decide for business reasons to retain a patentable invention as a trade secret. In such event or if patent protection is not available, the Company must rely upon trade secrets, internal knowledge and continuing technological innovation to develop and maintain its competitive position. The Company's employees and consultants have access to the Company's proprietary information and have signed confidentiality agreements. However, even inadvertent disclosure of such a trade secret without a promise of confidentiality could destroy trade secret protection. There can be no assurance that inadvertent disclosures might not occur.

Competition

     Although a number of inspection technologies have been developed to aid in ascertaining the condition of piping throughout industry, information needed to determine the integrity of these critical systems is often difficult and costly to acquire. The Company has numerous indirect competitors, but the Company believes that its inspection services have significant competitive advantages over other services provided by competitors.

     The Company's EMW inspection service is designed to help pipeline operators quickly and less expensively screen buried, insulated, or hard to-access piping for external corrosion. Although its technology does not provide pipeline and plant operators with all the data they will require to manage and remediate corrosion, when used as a "front-end" screening tool in combination with one or more spot inspection tools, it can dramatically lower the cost of acquiring all of the data necessary to manage corrosion risks to their piping systems.

Employees

     The Company presently has thirteen employees, of which four are part time. It is anticipated that if additional commercial contracts are secured, additional field crews will be hired

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and trained. The number of crews employed by the Company at any given time is dependent upon the Company's level of business activity. In addition, the Company will continue to retain independent consultants to render advice with respect to technical and scientific matters.

Customers

     For the fiscal year ended June 30, 2000, the Company had seven customers and more than 90 percent of the Company's revenues came from two customers on the North Slope of Alaska. The loss of either of these customers or the Company's failure to broaden the base of customers by the end of the fiscal year 2001, could have a material adverse effect on the Company.

Supplier Relationships

     The Company relies upon several relationships for the supply of equipment and services relating to the components of the company's EMW Inspection Equipment. Criteria for choosing suppliers includes the quality and performance of the product for the intended purpose and pricing. The Company purchases pulse generator elements from a sole provider. There are alternative suppliers for all of the elements required for the production of the EMW Inspection Equipment.

Government Regulation

     Natural gas and hazardous liquids pipelines are extensively regulated. The Department of Transportation's Office of Pipeline Safety, and state public utility commissions applying federal regulations, monitor operator compliance with corrosion monitoring and other pipeline safety-related regulatory requirements. Recent pipeline safety incidents (a gasoline pipeline explosion in Washington and a natural gas transmission line explosion in New Mexico) have prompted renewed interest in pipeline safety in Congress. Major pipeline safety reauthorization legislation passed the Senate unanimously and is pending in the House of Representatives. The legislation would require much more active corrosion monitoring than is currently required and could generate significant interest in the Company's technology by natural gas transmission and hazardous liquids pipeline operators. In addition, there may be opportunities to demonstrate the technology, in light of this legislation, to industry and government pipeline safety advisory groups. However, any such regulations could impose legal obligations and liabilities on the Company or otherwise subject it to additional regulation. Any such legislation could mandate testing methods other than that provided by the Company's technology. Any such regulation could have a material adverse effect on the Company.

Research and Development Expenditures

     During the last five years, the Company has developed and improved the capability to detect pipeline corrosion under insulation or when the pipeline is buried, and recently, the Company has been successful in the extension of its single-setting detection range to 250 feet. The Company is currently attempting to extend its corrosion detection range for both above-grade and below-grade

                                       8
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pipelines to distances greater than 250 feet.  Moreover, the Company has continued to improve the hardware and software in signal processing, image reconstruction and fast visualization/graphic display.

     The Company has completed the initial research and development phase of its technology, and commercialization of the technology is progressing pursuant to the Company's plan. During the two most recent fiscal years ended June 30, 2000 and 1999, the Company spent $299,282 and $314,571 respectively on research and development activities. The Company's field operation system for commercialization consists of all of the hardware and software for data acquisition, data processing, data analysis and interpretation.

     The Company's research and development efforts are focused on continuing to improve the EMW system's efficiency, reliability and accuracy. During the current fiscal year, it is estimated that the Company will continue to incur research and development expenses. The Company has spent $119,909 on research and development activities during the first two quarters of fiscal year 2001 and estimates that research and development expenses for fiscal year 2001 will be consistent with spending for the last two years. In addition, the Company is conducting testing and proof of concept activities in order to achieve commercial acceptance of its process for detecting pipeline corrosion.

                                  RISK FACTORS

The Company's financial condition and results of operations are subject to a number of risks and uncertainties which are discussed below and in other documents filed by the Company with the Securities and Exchange Commission (the "Commission"). Prospective investors should carefully review all of the other information set forth in this Annual Report on Form 10-KSB and the Exhibits filed herewith.

     OUR LIMITED OPERATING HISTORY MAY IMPEDE YOUR ABILITY TO EVALUATE OUR BUSINESS.

     Our operating history is limited so it may be difficult for you to evaluate us in making an investment decision. The Company did not recognize revenue until its fiscal year 1997 and at December 31, 2000, the Company had an accumulated deficit of $5,989,838. As a result, the Company has only a limited operating history on which investors can base an evaluation of the Company's business and prospects and is subject to many of the risks common to enterprises with a limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources and limited customers and revenues. The Company's likelihood of success must be considered in the light of the risks, uncertainties, expenses, complications, delays and difficulties frequently encountered by companies in their early stages of development. There is no assurance that the Company will be able to develop a market for its products or services to achieve a successful level of future operations.

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

     WE EXPECT THAT OUR CURRENT STRATEGY WILL RESULT IN CONTINUING NET LOSSES.

     The Company has incurred recurring net losses from operations since its inception and has recorded limited revenues to date and expects to continue incurring net losses through the fiscal year 2001 as it continues to expand its marketing strategy. For example, the Company incurred a loss of $1,390,039 for the fiscal year ended June 30, 2000, and its accumulated deficit is $5,989,838 through December 31, 2000. The Company's planned expenditures are expected to continue growing throughout the remainder of the fiscal year 2001. There can be no assurance that the Company will achieve profitability in the future or maintain profitability, if achieved, on a constant basis.

     WE MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL.

     The Company, based upon its current operating plan, anticipates that its currently available funds will be sufficient to satisfy its anticipated needs for working capital, capital expenditures and business expansion through the current fiscal year. The Company's cash requirements, however, depend upon many factors, including, the Company's net cash flows from operations, the market for the Company's products or services, the market acceptance of its products and services and the response of competitors who may develop competing products or services at lower costs. The Company plans to raise additional capital through a private placement during the remainder of the fiscal year 2001; however, the Company currently does not have any commitments for additional financing. The Company anticipates that it will be necessary to raise additional capital or it may be required to substantially reduce or eliminate current and planned development and marketing programs and other operating expenses. If the Company incurs additional debt, it may have to dedicate a substantial portion of its cash flow to the payment of principal and interest, which may cause it to be more vulnerable to competitive pressures and economic downturns. If the Company fails to obtain additional financing in a timely manner and on acceptable terms, the Company may experience a material adverse effect.

     IF WE FAIL TO PROPERLY MANAGE GROWTH, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     The Company's goal is to continue its development of its pipeline corrosion inspection technology and to broaden its marketing efforts from the refining industry to natural gas and chemical industries. The Company also may partner with or acquire other companies that are synergistic to the business of the Company or begin to offer services that are complimentary to the Company's pipeline inspection service. In the event the Company experiences difficulty managing its operations, its chances of achieving profitability may be reduced. The Company's future performance will depend, in part, on its ability to manage its anticipated growth effectively. To that end, the Company will have to undertake the following tasks:

 .    develop its operating, administrative, financial accounting systems and controls;
 .    improve coordination among its accounting, software development, finance, marketing and operations personnel;
 .    enhance its management information systems capabilities for transaction processing and customer service; and
 .    hire and train additional qualified personnel.

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

     There can be no assurance that the Company's existing operating and financial accounting systems will be able to successfully manage any substantial expansion of its business. A failure to do so could have a material adverse effect on the Company's financial condition and operating results.

     IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS COULD SUFFER.

     The Company's success depends in part on its ability to enforce intellectual property rights for its technology, both in the United States and abroad. In addition to the protection provided by the Company's patents, the Company's technology is protected by the use of contractual restrictions (such as confidentiality agreements) that restrict the unauthorized distribution of the Company's proprietary data. The Company may file additional applications for patents and trademarks as management deems appropriate. There can be no assurance that any patents or trademarks the Company may obtain will be sufficiently broad to protect the Company's processes, or that applicable law will provide effective injunctive remedies to stop infringement on the Company's patents or trademarks. In addition, there can be no assurance that any patent or trademark obtained by the Company will not be challenged, invalidated, or circumvented, that intellectual property rights obtained by the Company will provide competitive advantages, or that the Company's competitors will not independently develop technologies or products that are substantially equivalent to those of the Company. While the Company believes that the nature and scope of its products would be difficult for a competitor to duplicate, there can be no assurance that a competitor would consider these hindrances to be material in light of the market potential. A duplication of the key features of the Company's products could result in increased competition and have a material adverse effect on the Company's business.

     THE COMPANY FACES LEGAL RISKS ARISING OUT OF ITS PROPRIETARY TECHNOLOGY OR THE PATENTS OF OTHERS AND OUT OF LIABILITY FROM FAILURES OF THE COMPANY'S SOFTWARE OR SYSTEM.

     The Company faces the risk of patent-related suits, including legal actions that might be pursued to litigate or defend the Company's patent, and the outcomes and expenses cannot be predicted with confidence. Liability lawsuits are also risks to be considered. There is no assurance that the Company is aware of all patents containing claims that may pose a risk of infringement by its products and services. In addition, patent applications in the United States are confidential until a patent is issued, and, accordingly, the Company cannot evaluate the extent to which its products or services may infringe on future patent rights held by others. The Company's success as a business depends on its ability to successfully defend against and, if necessary, assert such lawsuits. Any such claims, regardless of their merit, could be time consuming, expensive, cause delays in introducing new or improved products or services, require the Company to enter into royalty or licensing agreements or require the Company to stop using the challenged intellectual property. Successful infringement claims against the Company might materially disrupt the conduct of its business or affect profitability.

     IF THE COMPANY FAILS TO COMPETE WITH COMPETITORS AND MAINTAIN ITS TECHNOLOGY, THE COMPANY WILL NOT ACHIEVE ITS FINANCIAL OBJECTIVES.

     Competition in all areas of the pipeline corrosion control industry is likely to increase as the demand for corrosion control products and services grows. New technology and solutions that address these issues may be proposed and tested. While management believes that the Company's method for testing pipeline corrosion is unique, customers may elect to use other methods for detecting corrosion.

     In addition, potential competitors may bundle their products or incorporate a pipeline corrosion testing into existing products in a manner that discourages potential customers from using the Company's products. Furthermore, new competitors or alliances among competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than the Company.

     Some of the Company's competitors have longer operating histories, greater name recognition and significantly greater financial, technical, engineering, marketing, and other resources than the Company. Many of these companies have a more extensive customer base and have broader partner relationships that they could leverage, including relationships with many of the Company's current and potential partners. These companies also have significantly more established customer support and professional services organizations than the Company. In addition, these companies may adopt aggressive pricing policies. There can be no assurance that the Company will be able to convince its prospective customers of the merits of the Company's system or that the Company will be able to compete with these competitors successfully. If competition increases, it might put a downward pressure on prices. Such pressure could adversely affect the Company's gross margins if it is unable to reduce its costs commensurate with such price reductions.

     IF THERE ARE DEFECTS AND ERRORS IN THE COMPANY'S TECHNOLOGY, WE MAY LOSE REVENUES.

     Defects and errors in current or future services could result in delay or prevent further deployment of the Company's technology, lost revenues, or a delay in or failure to achieve market acceptance. Any of these scenarios could seriously harm the Company's business and operating results. The Company's success depends on its ability to provide efficient and accurate testing results. If the Company's products contain defects not discovered in the process of development or in its current deployment, it could seriously undermine the perceived trust and security needed for a commercial system and could delay or prevent market acceptance of its technology resulting in material adverse effects to the Company's business and operating results. Any defect or error could also deter potential customers, result in loss of customer confidence and adversely affect our existing customer relationships.

     The development and use of the Company's products and services expose the Company to substantial risks of product liability claims because the Company's products and services are to be used in critical systems in the refinery, petrochemical, petroleum and public utility industries that are subject to substantial risks. Although the Company's agreements typically contain provisions designed to limit the Company's exposure to product liability claims, it is possible that these limitations of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. A product liability claim brought against the Company, even if not successful, would likely be time consuming and costly to defend and could significantly harm the Company's business and operating results.

     OUR BUSINESS PROSPECTS MAY BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO ATTRACT AND RETAIN QUALIFIED PROFESSIONALS.

     The Company's success depends largely on the skills, experience, and performance of the members of senior management and other key personnel. None of the Company's senior management and other key personnel must remain employed for any specific time period. If the Company loses one or more of its key personnel, its business and operating results could be significantly harmed. In addition, the Company's future success will depend largely on the Company's ability to continue attracting, integrating and retaining highly skilled personnel. In addition, competition for highly qualified sales and marketing personnel is intense. The Company believes that its future success depends in large part on its ability to hire and retain highly skilled, knowledgeable and qualified managerial, professional, technical and sales personnel with skills and talents required to develop and market its products and services. Many of the Company's competitors are in a better financial position to offer higher compensation to qualified personnel. Thus, the Company may not be able to hire enough qualified individuals in the future or in a timely manner. Certain new employees require extensive training and typically take at least four (4) to six
(6) months to achieve full productivity. As a result of the competition for qualified personnel, the Company may experience a shortage in this area.

     DELISTING FROM THE NASDAQ SMALLCAP MARKET; LOW VOLUME TRADING; POSSIBLE VOLATILITY OF STOCK PRICE.

     The Company's Common Stock is listed for trading on the NASDAQ SmallCap Market, and the Company has recently received an inquiry from NASDAQ regarding the continued listing of the Company's common stock on such market. If the Company is not successful in maintaining its listing on the NASDAQ SmallCap Market, it will apply for trading on the over the counter bulletin board. The Company's common stock has traded in only small volumes and has been subject to a certain amount of volatility in the price. If the Company is delisted from the NASDAQ SmallCap Market, the Company's common stock may trade in even smaller volumes and the volatility in the price of the common stock may increase. No assurance can be made that a shareholder will be able to liquidate his/her investment without considerable delay, if at all. Even if a more active market should develop, the price may remain volatile.

     In general, future announcements concerning the Company or its competitors, including results of operations, technological innovations, government regulations, the gain or loss of significant customers, general trends in the industry, market conditions, analysts' estimates, proprietary rights, significant litigation or other factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the Company's Common Stock. There can be no assurance that the Company's trading price will remain at any particular level, and if the trading price were to fall sufficiently, many brokerage firms may not be willing to effect transactions in the Company's securities, particularly because low-priced securities are subject to a Commission rule that imposes additional sales practice requirements on broker-dealers who sell low-priced (generally those below $5 per share) securities. Consequently, unless and until the market price for the Company's common stock increases significantly, brokerage firms may be reluctant to trade the Company's common stock.

     PENNY STOCK REGULATIONS MAY AFFECT AN INVESTOR'S ABILITY TO SELL THE COMPANY'S COMMON STOCK AND THE PRICE OF THE STOCK.

     If the Company is unable to meet the NASDAQ listing or maintenance requirements, then the Company's common stock would become subject to certain "penny stock" rules promulgated by the Commission. Under such rule, broker-dealers who recommend "penny stocks" to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. As a result, some brokers may not effect transactions in penny stocks. This could have a material adverse effect on the liquidity of the Company's common stock. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities of a company that has: (a) net tangible assets of at least $2,000,000, if such company has been in continuous operation for more than three years, or (b) net tangible assets of at least $5,000,000, if such company has been in continuous operation for less than three years, or (c) average revenue of at least $6,000,000 for the preceding three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk of disclosure schedule explaining the penny stock market and the risks associated therewith.

     MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER THE COMPANY.

     The officers and directors beneficially own approximately 28% of the Company's currently outstanding common stock. As a result, if the officers and directors act together, they will have significant influence on the outcome of all matters requiring shareholder approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) and significant influence on the management and affairs of the Company. Such influence could discourage others from initiating potential merger, takeover or other change of control transactions. As a result, the market price of the Company's common stock could be adversely affected.

                            DESCRIPTION OF PROPERTY

     The Company's executive offices are located at 1077 Northern Blvd., Roslyn, NY 11576. The Company leases on a month to month basis approximately 900 sq. feet of office space at the address from a non affiliate. The rental payment is $1,000 per month.

     The Company's research and development facility is located in Ferndale, Washington. The Company leases 1,800 sq. feet of space on a month to month basis from a non affiliate at a monthly cost rate of approximate $1920.

     The Company also leases approximately1,650 sq. feet of office space from a non affiliate that it uses for data analysis and interpretation in Pearl River, New York. The lease is for two years and the monthly rental payment is approximately $3,300. The Company also reimburses its President for rent, secretarial and office expenses incurred by him on behalf of the Company in Laurinburg, North Carolina in the amount of $250 per month under an informal, oral agreement.

     The Company also leases approximately 900 sq. feet of office space in Sewickley, Pennsylvania. The lease is for one year, and the monthly rent is approximately $865 per month.

     The Company does not own any real estate.

                       MARKET PRICE OF THE REGISTRANT'S
               COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

Market Information

     The Company's Common Stock began trading on the NASDAQ SmallCap market since it began public trading in February of 1997, under the symbol PRTK.

     The following table sets forth the high and low closing bid prices for the Company's Common Stock for the past two (2) years as reported by Nasdaq. The quotations reflect inter-dealer prices, with retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                                     High Bid        Low Bid
                                                   -------------  -------------
1999
       First Quarter                                      $11.25         $ 8.00
       Second Quarter                                     $10.50         $7.125
       Third Quarter                                      $ 8.25         $ 6.25
       Fourth Quarter                                     $ 8.25         $ 5.50
2000
       First Quarter                                      $ 7.88         $ 5.50
       Second Quarter                                     $ 6.75         $ 2.25
       Third Quarter                                      $ 4.00         $1.125
       Fourth Quarter                                     $ 3.00         $ 1.25

     On March 29, 2001, the last reported bid and asked prices for the Common Stock were $2.00 and $2.25, respectively.

Holders

     As of April 8, 2001, the Company had approximately 1,057 holders of record of the Company's Common Stock.

Dividends

     The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements, debt covenants and financial condition. Since its inception, the Company has not paid any dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance its operations.

                                   MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons.

     Philip L. Jones joined the Company on August 27, 2001 and is now the Company's Executive Vice president and Chief Operating Officer. Prior to joining the Company, Mr. Jones served in various capacities with Consolidated Natural Gas Company, a large integrated energy company, for more than 30 years, including six years as Vice president for Marketing with CNG's exploration and production subsidiary, CNG Producing Company. He received his law degree from West Virginia College of Law in 1967 and his B.A. from Princeton University in 1964. Mr. Jones was a Captain in the U.S. Army, 142nd JAG Detachment.

     In his capacity as Chief Operating Officer for the Company, Mr. Jones is entitled to receive commissions on sales revenues of 5% on revenues above $500,00 up to $1,000,000, 3% on revenues above $1,000,000 up to $2,500,000 and
2% on revenues above $2,500,000. In addition, Mr. Jones holds 35,000 stock options with an exercise price of $4.00. These options vested on August 27, 2001.

     The current Board of Directors of the Company consists of Henry Gemino, G.L. Scott, John Tsungfen Kuo, Murphy Evans, William A. Krivsky and Charles Christenson. The Company currently has a standing audit committee of its Board of Directors consisting of William Krivsky and Charles Christenson. The Company currently has a compensation committee consisting of Murphy Evans, William Krivsky and G.L. Scott. During the year ended June 30, 2000, the Company's Board of Directors held 4 meetings. All persons who were directors during the year ended June 30, 2000 attended at least seventy-five percent of all of the meetings held while they were directors.

                                PRINCIPAL           DIRECTOR
        NAME                   OCCUPATION            SINCE
---------------------  ---------------------------  --------

G.L. Scott             Chairman of the Board          1988

Henry Gemino           Chief Executive Officer,       1988
                       Chief Financial Officer,

Murphy Evans           President                      1995

John Tsungfen Kuo      Professor Emeritus             1995
                       Columbia University,
                       Chief Engineer/Scientist
                       to the Company

Charles Christenson    Professor Emeritus             1998
                       Harvard Graduate School
                       Of Business Administration,

William A. Krivsky     Partner, Kellogg, Krivsky &    2000
                       Buttler

     Set forth below is information regarding the directors.

     G.L. Scott. Mr. Scott, since 1988, has been Chairman of the Board of Profile Technologies, Inc. From 1984 to the present, he has been Ranch Manager of the GX2 Ranch in Rogue River, Oregon. From 1978 to 1984 Mr. Scott was Chief Executive Officer and later Chairman of the Board of NORPAC Exploration Services, Inc. of Denver, Colorado. While involved with NORPAC, he facilitated the merger of several oil service companies into a conglomerate that included oil exploration, drilling, data sales and brokerage, tape reproduction and data storage. NORPAC went public in 1981 and was acquired by a subsidiary of Texas Eastern Pipeline Co., in 1984.

     Henry Gemino. Mr. Gemino has been involved in the stock brokerage and money management industries for 15 years. Over this period he has been a Vice President at Oppenheimer Co., Drexel Burnham and Bear Stearns & Co. in New York. For more than five years he was President of H. Edmund Associates, where he directed all investment banking operations. From 1988 until October 2000, he has been a co-founder and executive Vice President of Profile Technologies, Inc. In October 2000 he became Chief Executive Officer.

     Murphy Evans. Mr. Evans is President and a director of the Company and is also President of L & S Holding Co., a family owned holding company that is engaged in several different businesses. Mr. Evans received an AB degree in history from Princeton University in 1954 and an MBA degree from the Harvard Graduate School of Business Administration in 1958.

     John Tsungfen Kuo, Ph.D., Sc.D. Dr. Kuo has been a director of and consultant to the Company since 1995. Dr. Kuo is currently the Ewing and Worzel professor emeritus at Columbia University and is an expert in acoustic, elastic, hydrodynamics, and electromagnetic wave propogation. Born in China, Dr. Kuo immigrated to the United States in 1949 and became a naturalized United States citizen in 1967. He received a BS degree in Geology, Physics and Mathematics from the University of Redlands in 1952 and an honorary Sc.D. from the same school in 1978. He received an MS degree in Geophysics from the California Institute of Technology in 1954 and a Ph.D. in Geophysics from Stanford University in 1958. Among his teaching positions, he was professor from 1967-1983, Vinton professor from 1983-1985 and Ewing and Worzel professor from [1985-1992], all at Columbia University. He has been involved in numerous research projects involving various aspects of Geophysics for almost 40 years. He was the recipient of the Alexander Vin Humboldt award for Distinguished U.S. senior scientists from the Federal Republic of Germany in 1986. He was a distinguished senior scholar at the University of Texas in Austin from 1978 - 1979 as well as a visiting professor in 1978; adjunct professor 1992 at Cornell University; and visiting professor at the Technical University of Clausthal in the Federal Republic of Germany in 1986-1987. He was also director of Lamont Doherty Earth-Observatory's underground Geophysical observatory in Ogdensburg, New Jersey from 1967 - 1977. He is also associate life editor of Geophysics review (a publication of the American - Geophysics Union) and a member of numerous other professional and scientific organizations.

     Charles Christenson. Professor Christenson has been a director of the Company since 1998. He is the Royal Little Professor of Business Administration, Emeritus, at the Graduate School of Business Administration at Harvard University and served as faculty chairman of both the MBA and the Doctoral Programs. He received his B.Sc. degree in Industrial and Labor Relations from Cornell University in 1952, his MBA degree with high distinction from Harvard University in 1954 and his DBA degree in Managerial Economics from Harvard University in 1961.While on a leave of absence from the Harvard University faculty, he also served as Deputy to the Assistant Secretary of the Air Force (Financial Management) during the Kennedy Administration. He is a member of the American Association for the Advancement of Science. Professor Christenson has also authored or co-authored a number of books and articles on quantitative methods, management control and philosophy of science.

     William A. Krivsky. Mr. Krivsky holds a Doctorate of Science from MIT and was previously President of Velcro Industries N.V., Executive Vice President of Bird Corporation, President of Compo Industries and Group Vice President of Certaineed Corporation (now part of Paris-based St. Gobain Industries). He is currently a partner in Kellogg, Krivsky & Buttler, a mergers and acquisition consulting firm.

     There are no family relationships among the directors. There are no arrangements or understandings between any directors and any other person pursuant to which that director was elected.

     The Company has no compensation, pension, profit sharing or similar plans in effect. It provides a medical reimbursement plan and medical insurance coverage to officers and may provide other benefits to officers and employees in the future. It also pays a director's fee to non-employee directors of $1,000 per month and to the Chairman of the Board of Directors, $2,000 per month. The Company also reimburses actual expenses incurred in attending Board meetings.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 20, 2001                   PROFILE TECHNOLOGIES, INC.

                                                   Henry Gemino
                                        By:  /s/______________________________

                                                       Henry Gemino
                                                Name:_________________________

                                                       Chief Executive Officer
                                                Title:________________________